Exhibit 99.1

Business Update for 30-Day Period Since Last Conference Call

POWERHOUSE™ Division

Activity from	Network Size	Sales Pipeline	Roofer & Solar Installer P/O	Home Builder P/O	Backlog	Revenue
March 16th – April 15th	262	$2,225,296	$22,416	$0	$0	$20,624
April 16th – May 15th	288	6,576,507	215,112	0	172,630	42,482
May 16th – June 15th	310	7,173,558	24,074	4,941,734	5,069,144	69,496
June 16th - July 15th	318	5,541,919	99,803	2,704,037	7,766,816	1,932
July 16th - August 15th	329	15,553,146	182,022	0	7,751,123	60,097
August 16th – September 15th	335	17,131,493	118,201	0	7,802,769	40,129
September 16th – October 15th	340	$17,730,631	$140,773	0	7,760,886	$150,919

Solar Division

	Activity from August 16th - September 15th	Activity from September 16th - October 15th
Sales added to Backlog	$1,114,090	$2,292,315
Installation revenue	415,368	779,162

Backlog of signed contracts at reporting date	$15,396,054	$16,421,666

Glossary:

POWERHOUSE™ network – Participants are homebuilders, local roofers, EPC solar installers and distributors actively offering or being trained to offer POWERHOUSE™.

POWERHOUSE™ purchase orders – RGS receives a signed contract for POWERHOUSE™ kits.

POWERHOUSE™ revenue – Upon receipt of deposit or full payment, revenue is recognized when the POWERHOUSE™ kit is shipped to the Network Participant.

POWERHOUSE™ sales pipeline – Estimated purchase orders from: (i) local roofers and solar installers that have designed a solar system for a homeowner and received a quote from the Company, (ii) homebuilders that have planned their community for solar systems and received a preliminary quote from the Company and (iii) quotes generated for distributors. The Company’s methodology for determining sales pipeline may not be comparable to methodologies used by other companies in determining their sales pipeline amounts. Sales pipeline may not be indicative of future operating results, and projects in RGS Energy’s sales pipeline may not result in an executed contract.

Backlog - Represents the dollar amount of revenue that may be recognized in the future from signed contracts without taking into account possible future cancellations. Backlog is not a measure defined by generally accepted accounting principles and is not a measure of contract profitability. The backlog amounts disclosed are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which written confirmations have been received. Backlog may not be indicative of future operating results.

Solar Division - Consists of Sunetric segment, Small Commercial segment and the run-off of mainland residential.

Forward Looking Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and have been prepared by, and are the responsibility of, RGS Energy’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This document contains forward-looking statements that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “potential,” “hypothetical,” “estimated,” “will,” “expected,” “future “and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; the ability of RGS Energy to realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; RGS Energy’s ability to realize revenue from backlog and sales pipeline for POWERHOUSE™; RGS Energy’s ability to increase the rate of participation within its network; RGS Energy’s ability to obtain future purchase orders for POWERHOUSE™ deliveries; whether RGS Energy will realize increased market penetration from its brand and network supporting activities; competition in the built-in photovoltaic solar system business; RGS Energy’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; and the adequacy of, and access to, capital necessary to implement its revenue growth strategy; and other risks and uncertainties included in the RGS Energy’s filings with the SEC

You should read the section entitled “Risk Factors” in our 2018 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and June 30, 2019, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this presentation speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

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